                                                                      Exhibit 1

                             Information relating to
                               Members of PVF and
                             General Partners of UCC


Members of PVF

Name                       Business Address                       Present Principal Occupation
----                       ----------------                       ----------------------------

Nazarian*                  2000 Pasadena Avenue, Los Angeles,     Manager of PVF
                           California 90031

Parviz Nazarian            2000 Pasadena Avenue, Los Angeles,     Chairman of STADCO
                           California 90031

Daphna Salimpour           2000 Pasadena Avenue, Los Angeles,     Consultant to UCC
                           California 90031

Dalia Sassouni             c/o Nippon Tex Inc., 55 West 39th      Self-employed attorney
                           Street, New York, New York  10018

Dora Kadisha               1931 N. Broadway, Los Angeles,         Self-employed
                           California  90031

--------------------
*Nazarian is the Manager of PVF.


General Partners of UCC

Name                       Business Address                       Present Principal Occupation
----                       ----------------                       ----------------------------

Parviz Nazarian            2000 Pasadena Avenue, Los Angeles,     Chairman of STADCO
                           California 90031

Pouran Nazarian            2000 Pasadena Avenue, Los Angeles,     Homemaker
                           California 90031

-----------------------
Nazarian is a limited partner of UCC.

All the individuals listed above are related by blood or marriage.

None of the members or general partners listed above has, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

None of the members or general partners listed above has, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

Each of the individuals listed above is a United States citizen, except for Dora Kadisha, who is a citizen of Israel.